UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
JOINT CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 23, 2006
LA QUINTA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-9110 (Commission File Number)	95-3419438 (I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
LA QUINTA PROPERTIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-9109 (Commission File Number)	95-3520818 (I.R.S. Employer Identification No.)
909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)
(214) 492-6600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 23, 2006, La Quinta Corporation (“LQ Corporation”) and its controlled subsidiary La Quinta Properties, Inc. (“LQ Properties” and, together with LQ Corporation, “La Quinta”) issued a press release announcing that holders of LQ Corporation common stock voted to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 9, 2005, among La Quinta and affiliates of The Blackstone Group, as amended, at LQ Corporation’s special stockholders’ meeting held on January 23, 2006. In addition, LQ Corporation, as the sole holder of LQ Properties’ voting common stock, voted to adopt the Merger Agreement at LQ Properties’ special stockholders’ meeting also held on January 23, 2006.
A copy of the press release issued by La Quinta on January 23, 2006 announcing the results of the special meetings is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated January 23, 2006, of La Quinta, announcing the results of the special meetings of stockholders

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2006	LA QUINTA CORPORATION

	By:	/s/ Steven A. Schumm

	Name:	Steven A. Schumm
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 23, 2006	LA QUINTA PROPERTIES, INC.

	By:	/s/ Steven A. Schumm

	Name:	Steven A. Schumm
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release, dated January 23, 2006, of La Quinta, announcing the results of the special meetings of stockholders